EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Proceeds with 3:1 Share Consolidation to Remain Compliant with NASDAQ Listing Requirements

CALGARY, ALBERTA (April 24, 2013) – Ivanhoe Energy (TSX: IE; NASDAQ: IVAN)  announced today that it will proceed with the share consolidation as proposed in the Management Proxy Circular and approved at the Company’s Annual General Meeting on Monday April 22, 2013.  The Company’s Board of Directors subsequently approved a share consolidation ratio of 1 new common share for every 3 existing common shares.

The consolidation of the Company’s common shares is intended to establish the basis for the shares to trade above $1.00, as per the listing requirements of the NASDAQ Stock Market (“NASDAQ”).  Taking this step will support the Company’s efforts to maintain market access and trading liquidity of current and future shareholders who trade on the NASDAQ exchange.

“This consolidation is an important step in our efforts to maintain liquidity and facilitate growth as we develop our world-class assets,” said Carlos A. Cabrera, Executive Chairman.  “Ivanhoe Energy is strong and moving forward with our business plan.  We are confident the Company will make progress with priority initiatives, and have positive news, in the months ahead.”

The consolidation will reduce the number of outstanding common shares from approximately 344.5 million to approximately 114.8 million.  Proportionate adjustments will be made to the Company’s outstanding stock options and restricted share units.  No fractional common shares have been issued pursuant to the consolidation and any fractional shares that would have otherwise been issued have been rounded down or up to the nearest whole number.

The Company has received conditional approval from the Toronto Stock Exchange (“TSX”) to effect the consolidation and has provided notification of the consolidation to NASDAQ.  Subject to final confirmation by TSX and NASDAQ, it is expected that the post-consolidation common shares will begin trading on each of NASDAQ and TSX at the opening of markets on or about April 26, 2013 under its current NASDAQ and TSX trading symbols, “IVAN” and “IE”, respectively.

Letters of transmittal with respect to the share consolidation are being mailed to the Company’s registered shareholders.  All registered shareholders will be required to send their share certificates representing pre-consolidation common shares, along with a properly executed letter of transmittal, to the Company’s registrar and transfer agent, CIBC Mellon Trust Company (“CIBC Mellon”), in accordance with the instructions provided in the letter of transmittal.  All registered shareholders who submit to CIBC Mellon a completed letter of transmittal, along with their respective certificates representing pre-consolidation common shares, will receive in exchange new certificates representing their post-consolidation common shares.  Shareholders who hold their common shares through a broker, investment dealer, bank, trust company or other nominee or intermediary should contact that nominee or intermediary for assistance in depositing their common shares in connection with the share consolidation.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Ivanhoe Energy
Hilary McMeekin
Manager, Corporate Communications
(403) 817 1108
hmcmeekin@ivanhoeenergy.com